EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b)/RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

In connection with the Quarterly Report on Form 10-Q of Analogic Corporation (the “Company”) for the period ended April 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John J. Millerick, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 9, 2008

/s/ John J. Millerick
John J. Millerick
Chief Financial Officer (Principal Financial Officer)